Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-251755, 333-263485, 333-270574 and 333-277800) and Form S-3 (No. 333-264828) of 908 Devices Inc. of our report dated March 7, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts

March 7, 2025